Exhibit 10.1

AMENDMENT NO. 2

TO THE

SAREPTA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE Plan

WHEREAS, Sarepta Therapeutics, Inc. (the “Company”) previously adopted and approved the 2018 Equity Incentive Plan (the “Plan”);

WHEREAS, the Plan was previously amended by that certain Amendment No. 1, approved by the Board of Directors of the Company (the “Board”) on April 3, 2020 and the Company’s stockholders on June 4, 2020;

WHEREAS, pursuant to Section 20 of the Plan, the “Administrator” (defined under the Plan as the Board or any of its committees) may amend the Plan from time to time subject to Company stockholder approval; and

WHEREAS, the Board, as Administrator, has determined that it is in the best interests of the Company and its stockholders to further amend the Plan to increase the number of authorized shares under the Plan by 2,500,000 shares of common stock of the Company, as authorized under the Plan.

NOW, THEREFORE, subject to the approval of the Company’s stockholders at the Company’s annual meeting on June 2, 2022, the Plan hereby is amended, effective April 5, 2022, the date of approval by the Board, as follows:

1.
Section 3(a) of the Plan, entitled “Stock Subject to the Plan,” shall be replaced in its entirety by the following:

“(a) Stock Subject to the Plan. Subject to adjustment pursuant to Section 15(a) of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 10,687,596 Shares, which reflects (i) 2,500,000 new shares subject to the Second Amendment to the Plan (ii) 3,800,000 Shares subject to the First Amendment to the Plan; (iii) 2,900,000 Shares approved by stockholders on June 6, 2018; and (iv) 1,487,596 Shares, which was the maximum number of Shares available under the Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) as of April 11, 2018, plus the number of Shares subject to outstanding awards under the 2011 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 2,412,466 Shares; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.41 shares for each Share delivered in settlement of any Full Value Award and, provided further, that no more than 9,200,000 Shares may be issued upon the exercise of Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.”

Except as modified herein, the Plan is hereby specifically ratified and affirmed.

Approved by the Board on April 5, 2022.